                                                                     Exhibit 4-D


                                                                  EXECUTION COPY




                          FIRST SUPPLEMENTAL INDENTURE

                                     between

                             HERCULES INCORPORATED,
                                    as Issuer

                                       and

                            THE CHASE MANHATTAN BANK,
                                   as Trustee

                          Dated as of November 12, 1998
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                                TABLE OF CONTENTS


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                                    ARTICLE 1
                                  DEFINITIONS


SECTION 1.01.  Definition of Terms...............................................................2

                                    ARTICLE 2
             GENERAL TERMS AND CONDITIONS OF THE SUBORDINATED NOTES


SECTION 2.01.  Designation and Principal Amount..................................................8
SECTION 2.02.  Maturity..........................................................................8
SECTION 2.03.  Form and Payment; Minimum Transfer Restriction....................................8
SECTION 2.04.  Exchange and Registration of Transfer of Securities;
                  Restrictions on Transfers; Depository..........................................9
SECTION 2.05.  Interest.........................................................................12

                                    ARTICLE 3
                      REDEMPTION OF THE SUBORDINATED NOTES


SECTION 3.01.  Redemption.......................................................................14
SECTION 3.02.  Optional Redemption by Company...................................................15
SECTION 3.03.  No Sinking Fund..................................................................15
SECTION 3.04.  Mandatory Redemption upon a Failed Remarketing...................................15

                                    ARTICLE 4
                      EXTENSION OF INTEREST PAYMENT PERIOD


SECTION 4.01.  Extension of Interest Payment Period.............................................15

                                    ARTICLE 5
                                    EXPENSES


SECTION 5.01.  Payment of Expenses..............................................................15
SECTION 5.02.  Payment upon Resignation or Removal..............................................16

                                    ARTICLE 6
                          NOTICE AND POWER OF ATTORNEY


SECTION 6.01.  Notice by the Company............................................................16
SECTION 6.02.  Power of Attorney................................................................17
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                                    ARTICLE 7
                        CONVERSION OF SUBORDINATED NOTES


SECTION 7.01.  Conversion Rights................................................................17

                                    ARTICLE 8
                           FORM OF SUBORDINATED NOTES


SECTION 8.01.  Form of Subordinated Note........................................................18

                                    ARTICLE 9
                      ORIGINAL ISSUE OF SUBORDINATED NOTES


SECTION 9.01.  Subordinated Notes...............................................................18

                                   ARTICLE 10
                 RESET RATE; REMARKETING; MANDATORY REDEMPTION


SECTION 10.01. Effectiveness of this Article; Incorporation of Remarketing Agreement............18
SECTION 10.02. Determination of Reset Date; Remarketing Procedures..............................19
SECTION 10.03. Reset of Interest Rate and Maturity Date.........................................21
SECTION 10.04. Renewed Remarketing..............................................................21
SECTION 10.05. Failed Remarketing; Mandatory Redemption.........................................21
SECTION 10.06. Early Remarketing................................................................21

                                   ARTICLE 11
                        EVENTS OF DEFAULT; ACCELERATION


SECTION 11.01. Events of Default................................................................23
SECTION 11.02. Acceleration.....................................................................23

                                   ARTICLE 12
                                 MISCELLANEOUS


SECTION 12.01. Ratification of Base Indenture; First Supplemental Indenture Controls............23
SECTION 12.02. Trustee Not Responsible for Recitals.............................................23
SECTION 12.03. Governing Law....................................................................23
SECTION 12.04. Severability.....................................................................23
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SECTION 12.05.  Counterparts....................................................................24
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EXHIBIT A-1       -   Form of Subordinated Note
EXHIBIT A-2       -   Form of Replacement Note
EXHIBIT B         -   Form of Remarketing Agreement

         FIRST SUPPLEMENTAL INDENTURE, dated as of November 12, 1998 (the "FIRST SUPPLEMENTAL INDENTURE"), between Hercules Incorporated, a Delaware corporation (the "COMPANY"), and The Chase Manhattan Bank, a New York banking corporation, as trustee (the "TRUSTEE") under the Junior Subordinated Debenture Indenture dated as of November 12, 1998 between the Company and the Trustee (the "BASE INDENTURE" and together with this First Supplemental Indenture, the "INDENTURE").

         WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the future issuance of the Company's unsecured junior subordinated debentures (the "DEBENTURES") to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;

         WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Debentures to be known as its Auction Rate Reset Junior Subordinated Notes Series A (the "SUBORDINATED NOTES"), the form and substance of such Subordinated Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this First Supplemental Indenture;

         WHEREAS, Hercules Trust V, a Delaware statutory business trust (the "TRUST"), has offered to NMS Services, Inc. $200,000,000 aggregate liquidation amount of its Auction Rate Reset Preferred Securities (the "PREFERRED SECURITIES"), representing undivided beneficial interests in the assets of the Trust, and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of $6,200,000 aggregate liquidation amount of its Common Securities, in $206,200,000 aggregate principal amount of the Subordinated Notes;

         WHEREAS, pursuant to the terms of the Remarketing Agreement dated as of November 12, 1998, (the "REMARKETING AGREEMENT") by and among the Company, the Trust, and NationsBanc Montgomery Securities LLC, as remarketing agent (the "REMARKETING AGENT"), the Preferred Securities or, following any distribution of Subordinated Notes to the holders of Preferred Securities, such Subordinated Notes, as the case may be, shall be remarketed in accordance with the terms hereof by the Remarketing Agent on the Reset Date (as defined herein); and

         WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Subordinated Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

         NOW THEREFORE, in consideration of the purchase and acceptance of the Subordinated Notes by the Holder thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Subordinated Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.01. Definition of Terms. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms which are defined in the Base Indenture have the same meanings when used in this First Supplemental Indenture;

                  (b) the terms defined in this Article have the meaning assigned to them in this Article and include the plural as well as the singular;

                  (c) all other terms used herein which are defined in the Trust Indenture Act, whether directly or by reference therein, have the meanings assigned to them therein;

                  (d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP, and, except as otherwise herein expressly provided, the term "GAAP" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation;

                  (e) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

                  (f) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (g) headings are for convenience of reference only and do not affect interpretation; and

                  (h) the following terms have the meanings given to them in the Trust Agreement:

               ADMINISTRATIVE TRUSTEE
               AFFILIATE
               CLOSING PRICE
               COMMON SECURITIES
               COMMON STOCK
               CREDIT AGREEMENT
               CROSS DEFAULT
               DELAWARE TRUSTEE
               FORWARD UNDERWRITING AGREEMENT
               LIKE AMOUNT
               LIQUIDATION AMOUNT
               MANDATORY REDEMPTION PRICE
               PERSON
               PORTAL MARKET
               PRO RATA
               PROPERTY TRUSTEE
               PURCHASE AGREEMENT
               REFERENCE CORPORATE DEALER
               REMARKETING FEE
               REPLACEMENT SECURITIES
               RULE 144A
               SECONDARY PURCHASE AGREEMENT
               SECURITIES ACT
               SPECIAL EVENT
               TRADING DAY
               TRIGGER PRICE
               UNDERWRITER.

         "90 DAY PERIOD" has the meaning set forth in Section 3.01.

         "ADDITIONAL INTEREST" has the meaning set forth in Section 2.05(f).

         "BID" means an irrevocable offer to purchase the aggregate outstanding principal amount of Subordinated Notes at the Remarketing Price with an Interest Rate equal to the Bid Rate specified in such Bid and with a Maturity Date on the Maturity Extension Date.

         "BID RATE" means the proposed Interest Rate on the Subordinated Notes specified in a Bid.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York or Wilmington, Delaware are authorized or required by law, regulation or executive order to close and, until the Remarketing Settlement Date, that is also a London Banking Day.

         "CALCULATION AGENT" means NationsBanc Montgomery Securities LLC.

         "COMMENCEMENT DATE" means November 12, 1999, subject to acceleration pursuant to Section 7 of the Forward Underwriting Agreement.

         "CREDIT AGREEMENT" means the Credit Agreement dated as of October 15, 1998 among the Sponsor, certain subsidiaries of the Company from time to time parties thereto, the several lenders from time to time parties thereto, NationsBank, N.A., as Administrative Agent, The Chase Manhattan Bank, Morgan Guaranty Trust Company of New York and Citibank, N.A., as Co-Syndication Agents, as amended, supplemented, modified or superseded from time to time.

         "CURED DEFAULT TRIGGER EVENT" has the meaning set forth in Section 10.06(b).

         "DEFAULT RATE" means the Interest Rate that would be applicable under
Section 2.05 hereof if not for the applicability of the Default Rate plus 75 basis points.

         "DEPOSITORY" has the meaning set forth in the Base Indenture.

         "DISSOLUTION EVENT" means that, as a result of the occurrence and continuation of a Special Event or pursuant to Section 8.01 of the Trust Agreement the Trust is to be dissolved in accordance with the Trust Agreement, and the Subordinated Notes held by the Property Trustee are to be distributed to the holders of the Preferred Securities issued by the Trust pro rata in accordance with the Trust Agreement.

         "EXPECTED RESET DATE" has the meaning set forth in Section 10.02(a).

         "FAILED REMARKETING" means any event specified as such, at the time so specified in Article 10 hereof or in Article 6 of the Trust Agreement.

         "FINAL RESET DATE" means the third scheduled Trading Day prior to the Remarketing Termination Date.

         "FORMER HOLDERS" has the meaning set forth in Section 10.02(i).

         "GAAP" has the meaning set forth in the Base Indenture.

         "GLOBAL DEBENTURE" has the meaning set forth in the Base Indenture.

         "GLOBAL SUBORDINATED NOTE" has the meaning set forth in Section 2.04(a)(i).

         "GUARANTEE TRUSTEE" means the Preferred Securities Guarantee Trustee as defined in the Preferred Securities Guarantee Agreement dated as of November 12, 1998 between Hercules Incorporated, as Guarantor, and The Chase Manhattan Bank, as Preferred Securities Guarantee Trustee.

         "HOLDER" has the meaning set forth in the Base Indenture.

         "INTEREST PAYMENT DATE" has the meaning set forth in Section 2.05(d).

         "INTEREST RATE" has the meaning set forth in Section 2.05(a).

         "LIBOR" means the rate determined by the Calculation Agent as the rate for deposits for a period of three months in U.S. Dollars which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the date of determination. If such rate does not appear on the Telerate Page 3750, the rate on the date of determination will be determined as if the parties had specified the LIBOR-Reference Banks Rate as the applicable rate.

         "LIBOR-REFERENCE BANKS RATE" means that the rate will be determined on the basis of the rates which deposits in U.S. Dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on the date of determination to prime banks in the London interbank market for a period of three months commencing two London Banking Days following such date of determination and in the Representative Amount. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on the date of determination for loans in U.S. Dollars to leading banks for a period of three months commencing two London Banking Days following such date of determination and in the Representative Amount.

         "LONDON BANKING DAY" means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

         "MATURITY DATE" means November 10, 1999; provided that in the event of a successful Remarketing of the Subordinated Notes or the Preferred Securities, the Maturity Date shall be the Maturity Extension Date.

         "MATURITY EXTENSION DATE" means the first anniversary of the Remarketing Settlement Date on which Replacement Notes are issued.

         "MINISTERIAL ACTION" has the meaning set forth in Section 3.01.

         "PRE-REMARKETING INTEREST PAYMENT DATE" has the meaning set forth in
Section 2.05(b).

         "PRE-REMARKETING REGULAR RECORD DATE" has the meaning set forth in
Section 2.05(d).

         "REDEMPTION DATE" has the meaning set forth in the Base Indenture.

         "REDEMPTION PRICE" has the meaning set forth in Section 3.01.

         "REFERENCE BANKS" means, for the purposes of any LIBOR rate, four major banks in the London interbank market.

         "REGULAR RECORD DATE" has the meaning set forth in Section 2.05(e).

         "REMARKETING" means a remarketing of Subordinated Notes pursuant to
Article 10 hereof or Article 6 of the Trust Agreement.

         "REMARKETING PRICE" means 100.5% of the aggregate principal amount of the Subordinated Notes plus accrued and unpaid interest (if any).

         "REMARKETING SETTLEMENT DATE" means the third Business Day immediately following the Reset Date.

         "REMARKETING TERMINATION DATE" means November 10, 1999.


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
         "RENEWED REMARKETING" has the meaning set forth in Section 10.04.

         "REPLACEMENT NOTES" has the meaning set forth in Section 10.02(j).

         "REPRESENTATIVE AMOUNT" means, for the purposes of any LIBOR rate for which a Representative Amount is relevant, an amount that is equal to the aggregate principal amount of all of the Subordinated Notes.

         "RESET DATE" means any date established as a Reset Date pursuant to
Article 10 hereof or Article 6 of the Trust Agreement.

         "RESTRICTED SECURITY" has the meaning set forth in Section 2.04(c).

         "SECONDARY PURCHASER" has the meaning set forth in Section 10.02(c).

         "SENIOR BANK DEBT ACCELERATION" means an acceleration under the Credit Agreement resulting in the obligations of the Company under the Credit Agreement becoming or having been declared due and payable under Section 6 of the Credit Agreement before such obligations would otherwise have been due and payable.

         "STOCK PRICE TRIGGER EVENT" has the meaning set forth in Section 10.06(a).

         "SUBORDINATED NOTE REPAYMENT PRICE" has the meaning set forth in
Section 10.06.

         "TRANSFER RESTRICTION TERMINATION DATE" means the first date on which the Subordinated Notes (other than Subordinated Notes acquired by the Company or any Affiliate thereof) may be sold pursuant to Rule 144(k).

         "TRIGGER EVENT" has the meaning set forth in Section 10.06.

         "TRUST AGREEMENT" means the Amended and Restated Trust Agreement of Hercules Trust V, a Delaware statutory business trust, dated as of November 12, 1998.

         "TRUST SECURITIES" means the Preferred Securities and common securities of the Trust.

         "UNDERWRITING TRIGGER EVENT" has the meaning set forth in Section 10.06(c).

         "U.S. DOLLAR," "DOLLAR," "U.S.$," "$" and "USD" means the lawful currency of the United States of America.

         "WINNING BID RATE" has the meaning set forth in Section 10.02(b) hereof or in Section 6.02(b) of the Trust Agreement.



                                    ARTICLE 2

             GENERAL TERMS AND CONDITIONS OF THE SUBORDINATED NOTES

         SECTION 2.01. Designation and Principal Amount. There is hereby authorized a series of Debentures designated the "Auction Rate Reset Junior Subordinated Notes Series A," limited in aggregate principal amount to $206,200,000, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Subordinated Notes pursuant to
Section 2.03 of the Base Indenture except for Subordinated Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Subordinated Notes under the terms of the Indenture.

         SECTION 2.02. Maturity. The principal of the Subordinated Notes shall be due and payable on the Maturity Date.

         SECTION 2.03. Form and Payment; Minimum Transfer Restriction. (a) Except as provided in Section 2.04, the Subordinated Notes shall be issued in fully registered certificated form without coupons in denominations of $1,000 in principal amount and integral multiples of $1,000 thereof. Principal and interest on the Subordinated Notes issued in certificated form will be payable by check or wire transfer, the transfer of such Subordinated Notes will be registrable and such Subordinated Notes will be exchangeable for Subordinated Notes bearing identical terms and provisions at the office or agency of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Register. Notwithstanding the foregoing, so long as the Holder of any Subordinated Notes is the Property Trustee, the payment of the principal of and interest (including any Additional Interest, if any) on such Subordinated Notes held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

          (b) The Subordinated Notes may be transferred or exchanged only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof, and any attempted transfer, sale or other disposition of Subordinated


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
Notes in a denomination of less than $100,000 shall be deemed to be void and of no legal effect whatsoever.

         SECTION 2.04. Exchange and Registration of Transfer of Securities; Restrictions on Transfers; Depository. (a) If distributed to holders of Preferred Securities in connection with a Dissolution Event, the Subordinated Notes will be issued in the same form as the Preferred Securities that such Subordinated Notes replace in accordance with the following procedures.

                  (i) If the Preferred Securities are held in global form, the Subordinated Notes shall be presented to the Trustee by the Property Trustee in exchange for a Global Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Subordinated Notes (a "GLOBAL SUBORDINATED NOTE"), to be registered in the name of the Depository, or its nominee, and delivered by the Property Trustee to the Depository for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustees. The Company upon any such presentation shall execute a Global Subordinated Note in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture. Payments on the Subordinated Notes issued as a Global Subordinated Note will be made to the Depository.

                 (ii) If the Preferred Securities are held in certificated form, the Subordinated Notes shall be presented to the Trustee by the Property Trustee and each outstanding Preferred Security certificate will be deemed to represent a beneficial interest in such Subordinated
         Note in an aggregate principal amount equal to the aggregate Liquidation Amount of the Preferred Securities represented by such Preferred Security certificate. When the holder of a Preferred Security certificate presents such certificate for transfer or reissuance, such certificate will be canceled and a Subordinated Note, registered in the name of such holder or such holder's transferee, as the case may be, in an aggregate principal amount equal to the aggregate Liquidation Amount of the canceled certificate, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture. On issue of such Subordinated Notes, Subordinated Notes with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

          (b) Any Global Subordinated Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the


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
Depository, by a national securities exchange or by the National Association of Securities Dealers, Inc. in order for the Subordinated Notes to be tradeable on the PORTAL Market or as may be required for the Subordinated Notes to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Subordinated Notes may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Subordinated Notes are subject.

          (c) Each Subordinated Note that bears or is required to bear the legend set forth in this Section 2.04(c) (a "RESTRICTED SECURITY") shall be subject to the restrictions on transfer provided in the legend set forth in this
Section 2.04(c), unless such restrictions on transfer shall be waived by the written consent of the Company, and the Holder of each Restricted Security, by such Holder's acceptance thereof, agrees to be bound by such restrictions on transfer. As used in this Section 2.04(c) and in Section 2.04(d), the term "transfer" encompasses any sale, pledge, transfer or other disposition of any Restricted Security.

         Prior to the Transfer Restriction Termination Date, any certificate evidencing a Subordinated Note shall bear a legend in substantially the following form, unless otherwise agreed by the Company (with written notice thereof to the Trustee):

         THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITIES EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) TO HERCULES INCORPORATED OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR (C) TO A SECONDARY PURCHASER (AS DEFINED IN THE


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
         AMENDED AND RESTATED TRUST AGREEMENT OF HERCULES TRUST V DATED AS OF NOVEMBER 12, 1998 (AS AMENDED FROM TIME TO TIME, THE "TRUST AGREEMENT")) THAT HAS ENTERED INTO A SECONDARY PURCHASE AGREEMENT (AS DEFINED IN THE TRUST AGREEMENT) WITH THE TRUST, (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AT THE REQUEST OF THE HOLDER, THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO THE SALE OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT AND (4) AGREES WITH RESPECT TO ANY TRANSFER OCCURRING PRIOR TO THE REMARKETING DATE ON WHICH REPLACEMENT NOTES ARE ISSUED TO ANY PERSON OTHER THAN THE PROPERTY TRUSTEE, TO PROVIDE TO THE INDENTURE TRUSTEE A DULY EXECUTED CERTIFICATE SUBSTANTIALLY TO THE EFFECT OF CLAUSES (1), (2) AND (3), ABOVE. THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSE. THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD TO MATURITY WILL BE PROMPTLY MADE AVAILABLE UPON REQUEST TO THE VICE PRESIDENT - TAXES (AT (302) 594-5887) OR THE SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER (AT
         (302) 594-5175), HERCULES INCORPORATED, HERCULES PLAZA, 1313 NORTH MARKET STREET, WILMINGTON, DE 19894-0001.

         Following the Transfer Restriction Termination Date, any Subordinated Note or security issued in exchange or substitution therefor (other than Subordinated Notes acquired by the Company or any Affiliate), may upon surrender of such Subordinated Note or security for exchange to the Trustee in accordance with the provisions of this Section 2.04, be exchanged for a new Subordinated Note or Subordinated Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.04(c).

          (d) Any Subordinated Note that, prior to the Transfer Restriction Termination Date, is purchased or owned by the Company or any Affiliate thereof


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
may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements thereof that results in such Subordinated Note no longer being a "restricted security" as defined under Rule 144 under the Securities Act.

         SECTION 2.05. Interest. (a) Interest on the principal amount of each Subordinated Note will accrue and be payable at a rate (the "INTEREST RATE") per annum equal to

                  (i) from and including the date of issuance to but excluding the earlier of (A) the Remarketing Settlement Date on which Replacement Notes are issued and (B) the date such principal amount is paid, LIBOR plus 175 basis points, compounded quarterly;

                 (ii) from and including the Remarketing Settlement Date on which Replacement Notes are issued to but excluding the date such principal amount is paid, the Winning Bid Rate, compounded quarterly; and

                (iii) notwithstanding clauses (i) and (ii) above, if the Company fails to pay the principal amount on the date such amount becomes due, then from and including such due date to but excluding the date such principal amount is paid, the Default Rate, compounded quarterly, but only to the extent permitted by applicable law.

Interest that is not paid when due will bear additional interest thereon compounded quarterly at the applicable periodic Interest Rate specified above (to the extent permitted by applicable law). The term "INTEREST", as used herein, includes any such additional interest and Additional Interest unless otherwise stated.

          (b) Until the Remarketing Settlement Date on which Replacement Notes are issued, interest on the Subordinated Notes will be cumulative, will be payable quarterly in arrears on February 12, May 12, August 12 and November 12 of each year, commencing February 12, 1999, and on such Remarketing Settlement Date (each, a "PRE-REMARKETING INTEREST PAYMENT DATE"), will accumulate from and including the most recent date to which interest has been paid or, if no interest has been paid, from November 12, 1998, to but excluding the related Pre-Remarketing Interest Payment Date, except as otherwise described below.

         The Interest Rate in effect for the period from and including November 12, 1998 to but excluding February 12, 1999 shall be the rate determined by the Calculation Agent two London Banking Days prior to November 12, 1998 and shall equal LIBOR plus 175 basis points. The Interest Rate in effect thereafter, for each quarterly period from and including the immediately preceding Pre-Remarketing Interest Payment Date to but excluding the applicable Pre-Remarketing Interest Payment Date, shall be determined by the Calculation Agent two London Banking Days prior to such immediately preceding Pre-Remarketing Interest Payment Date and shall equal LIBOR plus 175 basis points. The amount of interest payable for any quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the last sentence of this paragraph, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. If a Pre-Remarketing Interest Payment Date is not a Business Day, then such Pre-Remarketing Interest Payment Date will be the next succeeding Business Day, except if such Business Day is in the next succeeding calendar month, such Pre-Remarketing Interest Payment Date will be the immediately preceding Business Day.

          (c) Interest shall be paid to the Person in whose name such Subordinated Note or any predecessor Subordinated Note is registered on the books and records of the Company at the close of business on the Regular Record Date for such interest installment, which shall be fifteen (15) days prior to a Pre-Remarketing Interest Payment Date (the "PRE-REMARKETING REGULAR RECORD DATE").

          (d) From and including the Remarketing Settlement Date on which Replacement Notes are issued, interest on the Replacement Notes will be cumulative, will be payable quarterly in arrears on February 12, May 12, August 12 and November 12 of each year, commencing on the Remarketing Settlement Date, and on the Maturity Date (each, an "INTEREST PAYMENT DATE"), will accumulate from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Remarketing Settlement Date, to but excluding the related Interest Payment Date, except as otherwise described below. The amount of interest payable for any quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the last sentence of this paragraph, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. If an Interest Payment Date is not a Business Day, then such Interest Payment Date will be the next succeeding Business Day, except if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day.

          (e) Interest shall be paid to the Person in whose name the Subordinated Note or any predecessor Subordinated Note is registered on the books and records of the Company, at the close of business on the Regular Record Date for such interest installment, which, in respect of (i) Subordinated Notes of which the Property Trustee is the Holder and the related Preferred Securities are in book-entry only form or (ii) a Global Subordinated Note, shall be the close of business on the Business Day next preceding that Interest Payment Date (the "REGULAR RECORD DATE"). If the Subordinated Notes are not represented by a Global Subordinated Note, the Regular Record Date for such interest installment shall be fifteen (15) days prior to that Interest Payment Date.

          (f) If, at any time while the Property Trustee is the Holder of any Subordinated Notes, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("ADDITIONAL INTEREST") on the Subordinated Notes held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed.



                                    ARTICLE 3

                      REDEMPTION OF THE SUBORDINATED NOTES

         SECTION 3.01. Redemption. If at any time a Special Event occurs, the Company shall have the right (subject to the conditions set forth in the Indenture) at any time, upon not less than 30 nor more than 60 days notice, to redeem the Subordinated Notes in whole, but not in part, within the 90 days following the occurrence of such Special Event (the "90 DAY PERIOD"), and, simultaneous with such redemption, to cause a Like Amount of the Trust Securities to be redeemed by the Trust at the Mandatory Redemption Price on a Pro Rata basis at a redemption price equal to 100% of the principal amount of the Subordinated Notes plus any accrued and unpaid interest thereon to the date of such redemption (the "REDEMPTION PRICE"), provided that if at the time there is available to the Company or the Trust the opportunity to eliminate, within the 90-Day Period, the Special Event by taking some ministerial action ("MINISTERIAL ACTION"), such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Company, the Trust or the Holders of the Trust Securities issued by the Trust, the Company shall pursue such Ministerial Action in lieu of redemption, and, provided, further, that the Company shall have no right to redeem the Subordinated Notes while the Trust is pursuing any Ministerial Action pursuant to its obligations under the Trust Agreement. The Redemption Price shall be paid prior to 12:00 noon, New York City time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price prior to the Redemption Date.

         SECTION 3.02. Optional Redemption by Company. The Subordinated Notes are not entitled to any optional redemption by the Company.

         SECTION 3.03. No Sinking Fund. The Subordinated Notes are not entitled to the benefit of any sinking fund.

         SECTION 3.04. Mandatory Redemption upon a Failed Remarketing. If a Failed Remarketing occurs, the Company shall redeem the Subordinated Notes in whole at the Redemption Price on the third Business Day following the date such Failed Remarketing occurs or is deemed to occur in the manner set forth in
Article 3 of the Base Indenture as though a notice of redemption had been timely given as required by Sections 3.01 and 3.03 of the Base Indenture. The Redemption Price shall be paid prior to 12:00 noon, New York City time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price prior to the Redemption Date



                                    ARTICLE 4

                      EXTENSION OF INTEREST PAYMENT PERIOD

         SECTION 4.01. Extension of Interest Payment Period. The Company is not entitled at any time during the term of the Subordinated Notes to the benefit of any interest payment deferral or extension.



                                    ARTICLE 5

                                    EXPENSES

         SECTION 5.01. Payment of Expenses. In connection with the offering, sale and issuance of the Subordinated Notes to the Property Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Subordinated Notes, shall:

                  (a) pay all costs and expenses relating to the offering, sale and issuance of the Subordinated Notes payable pursuant to the Purchase Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 7.06 of the Base Indenture;

                  (b) pay all costs and expenses of the Trust (other than payment in respect of Trust Securities) (including, but not limited to, costs and expenses relating to the organization of the Trust; the fees and expenses of the Property Trustee and the Delaware Trustee; the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing, engraving, computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating and travel; telephone and other telecommunications expenses; and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

                  (c) pay all costs and expenses of the Trust or Property Trustee related to the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities;

                  (d) be primarily liable for any indemnification obligations arising with respect to the Trust Agreement; and

                  (e) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

         SECTION 5.02. Payment upon Resignation or Removal. Upon termination of this First Supplemental Indenture or the Base Indenture or the removal or resignation of the Trustee pursuant to Section 7.08 of the Base Indenture, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Trust Agreement or the removal or resignation of the Delaware Trustee, the Guarantee Trustee or the Property Trustee, as the case may be, the Company shall pay to the Delaware Trustee, the Guarantee Trustee or the Property Trustee and their respective counsel, as the case may be, all amounts accrued to the date of such termination, removal or resignation.

                                    ARTICLE 6

                          NOTICE AND POWER OF ATTORNEY

         SECTION 6.01. Notice by the Company. The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Subordinated Notes pursuant to the provisions of this Article. Notwithstanding any of the provisions of the Base Indenture or this First Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Subordinated Notes pursuant to the provisions of the Base Indenture; provided, however, that if the Trustee shall not have received the notice provided for in this Article at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Subordinated Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which it was received, and shall not be affected by any notice to the contrary that may be received by it on or after the second Business Day prior to such date.

         SECTION 6.02. Power of Attorney. Each Holder by acceptance of the Subordinated Notes hereby irrevocably constitutes and appoints the Remarketing Agent and each of its officers as such Holder's true and lawful representative and attorney-in-fact, with full power and authority in such person's name, place and stead to make, execute, acknowledge, deliver, swear to, record and file with respect to the Subordinated Notes any and all instruments, documents and certificates which, from time to time, may be required in connection with the Remarketing and to take any other action which the Remarketing Agent may deem necessary or appropriate, in its discretion, in connection with Remarketing the Subordinated Notes. This power of attorney is coupled with an interest and shall continue in full force and effect and shall not be affected by the subsequent death, disability, insolvency, bankruptcy, termination or incapacity of a Holder and may be exercised by an officer of the Remarketing Agent signing individually for any Holder or for all Holders executing any particular instrument.

                                    ARTICLE 7

                        CONVERSION OF SUBORDINATED NOTES

         SECTION 7.01. Conversion Rights. The Subordinated Notes are not convertible at any time.



                                    ARTICLE 8

                           FORM OF SUBORDINATED NOTES

         SECTION 8.01. Form of Subordinated Note. The Subordinated Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1. Following the Remarketing, the Replacement Notes shall be substantially in the form of Exhibit A-2. Each of Exhibit A-1 and Exhibit A-2 is hereby incorporated in and expressly made a part of this First Supplemental Indenture.



                                    ARTICLE 9

                      ORIGINAL ISSUE OF SUBORDINATED NOTES

         SECTION 9.01. Subordinated Notes. Each Subordinated Note shall be issued in denominations of $1,000 and in integral multiples thereof and may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Subordinated Notes to or upon the written order of the Company, signed by either of its Co-Chief Executive Officers, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.



                                   ARTICLE 10

                  RESET RATE; REMARKETING; MANDATORY REDEMPTION

         SECTION 10.01. Effectiveness of this Article; Incorporation of Remarketing Agreement. (a) Sections 10.02, 10.04 and 10.06 shall become effective if and only if the Subordinated Notes have been distributed to the Holders of the Trust Securities prior to Remarketing. Notwithstanding the foregoing, on the Remarketing Settlement Date (except in the case of a Failed

Remarketing), the certificates representing the Subordinated Notes held by the Property Trustee shall be exchanged for certificates representing Replacement Notes.

          (b) Every Person, by virtue of having become a Holder in accordance with the terms of this Agreement, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Indenture, including the terms of Exhibit B. Exhibit B is hereby incorporated in and expressly made a part of this First Supplemental Indenture.

         SECTION 10.2. Determination of Reset Date; Remarketing Procedures.

         (a) Subject to Sections 10.04 and 10.06, the Reset Date shall be September 28, 1999 (the "EXPECTED RESET DATE"); provided that

                   (i) the Company may, by notice to the Remarketing Agent, direct that the Reset Date be delayed if the Company believes it will be unable to meet the conditions to Remarketing in the absence of such a delay; and

                  (ii) the Remarketing Agent may, by notice to the Company, direct that the Reset Date be delayed if the Remarketing Agent believes that a Remarketing will not be successful in the absence of such a delay;

and, in either such event, the Company and the Remarketing Agent will use their best efforts to establish a delayed Reset Date that is within five Business Days after the Expected Reset Date, but in no event later than the Final Reset Date; and provided further, that no Reset Date may be established if any Default (as defined in the Credit Agreement) has occurred, except in connection with a Remarketing following a Cured Default Trigger Event pursuant to Section 10.06. If the Company and the Remarketing Agent have not agreed, on or prior to the sixth Business Day preceding the Final Reset Date, to a Reset Date that is not later than the Final Reset Date, no Remarketing shall occur and the Company shall repay the Subordinated Notes in accordance with their terms.

           (b) The Company shall, by notice to the Remarketing Agent no later than five Business Days prior to the Reset Date, select and specify three Reference Corporate Dealers. By 3:00 p.m., New York City time, on the Reset Date, the Remarketing Agent shall request Bids from such Reference Corporate Dealers. The Remarketing Agent shall determine the lowest Bid Rate (the "WINNING BID RATE") from among the Bids obtained on the Reset Date. By approximately 4:30 p.m., New York City time, on the Reset Date, the Remarketing Agent shall notify the Company, the Underwriter and the Trustee of the Winning Bid Rate. If on a Reset Date, Bids are not submitted by at least two

Reference Corporate Dealers, or if the lowest Bid submitted would result in a Winning Bid Rate in excess of the rate permitted by applicable law, such Remarketing shall be deemed to be a Failed Remarketing on the corresponding Remarketing Settlement Date. The Winning Bid Rate determined by the Remarketing Agent, absent manifest error, shall be binding and conclusive upon the Holders of the Subordinated Notes and the Company.

           (c) On the Reset Date, the Remarketing Agent shall designate as the Secondary Purchaser (the "SECONDARY PURCHASER") the Reference Corporate Dealer providing the Bid containing the Winning Bid Rate. If the Winning Bid Rate is specified in the Bids submitted by two or more Reference Corporate Dealers, the Remarketing Agent shall, in its sole discretion, designate one of such Reference Corporate Dealers as the Secondary Purchaser.

           (d) On the Reset Date, the Secondary Purchaser shall enter into a Secondary Purchase Agreement for the purchase by such Secondary Purchaser at the Remarketing Price of the aggregate principal amount of Subordinated Notes, with an Interest Rate equal to the Winning Bid Rate and with a Maturity Date on the Maturity Extension Date.

           (e) If a Remarketing has occurred pursuant to this Section 10.02 but settlement of the purchase and sale of the Subordinated Notes does not occur on the corresponding Remarketing Settlement Date, then, unless the provisions of
Section 10.04 with respect to a Renewed Remarketing shall apply, a Failed Remarketing shall be deemed to occur on such Remarketing Settlement Date.

           (f) At the time and in the manner specified in the Secondary Purchase Agreement, the Secondary Purchaser shall pay to the Remarketing Agent on behalf of the Holders of the Subordinated Notes on the Remarketing Settlement Date, an amount of cash equal to the Remarketing Price.

           (g) Unless otherwise agreed among the Remarketing Agent, the Paying Agent and any Former Holder, the Remarketing Agent shall pay the Remarketing Price, less the Remarketing Fee, to the Paying Agent, acting solely as agent for the Former Holders, and the Paying Agent shall promptly pay such amounts to the Former Holders in the same manner as is specified in Section 2.02 of the Base Indenture for payments of interest, except that the Record Date therefor shall be the Business Day immediately preceding the Remarketing Settlement Date.

           (h) The obligation of the Remarketing Agent to make payment to the Former Holders in connection with the Remarketing shall be limited to the extent that the Secondary Purchaser has delivered the Remarketing Price therefor to the Remarketing Agent.

           (i) Any outstanding Subordinated Notes purchased on the Remarketing Settlement Date shall be deemed to be transferred to the Secondary Purchaser and shall be replaced in the manner provided in Section 10.02(j). On and after the Remarketing Settlement Date (except in the event of a Failed Remarketing), the Company shall make no further payments to, and the Company shall have no further obligations under this First Supplemental Indenture in respect of, the Holders of such replaced Subordinated Notes (the "FORMER HOLDERS"), the Company shall only be obligated to make payments to the Holders of Replacement Notes, and the Subordinated Notes of the Former Holders shall no longer represent an obligation of the Company but shall only represent a right to receive the proceeds of the Remarketing from the Paying Agent.

           (j) The Company shall cause replacement certificates evidencing the remarketed Subordinated Notes to be executed by the Company and authenticated by the Trustee in accordance with the provisions of Section 2.03 of the Base Indenture (the "REPLACEMENT NOTES"). The Replacement Notes shall be delivered to the purchaser or purchasers of the remarketed Subordinated Notes in accordance with the terms of the Secondary Purchase Agreement.

         SECTION 10.03. Reset of Interest Rate and Maturity Date. Unless a Failed Remarketing shall have occurred, from and including the Reset Settlement Date, the Interest Rate on the Subordinated Notes shall be the Winning Bid Rate and the Maturity Date shall be the Maturity Extension Date.

         SECTION 10.04. Renewed Remarketing. If a Remarketing has occurred pursuant to Section 10.02 that would be a Failed Remarketing solely pursuant to
Section 10.02(e), but the purchase and sale of the Subordinated Notes does not take place on the corresponding Remarketing Settlement Date, and the reason for such failure shall, in the good faith determination of the Remarketing Agent (made after consultation with the Company), result from facts or circumstances that are not due to the action or inaction of the Company, then the provisions of Sections 10.02 and 10.06 shall apply to a second remarketing (a "RENEWED REMARKETING") of the Subordinated Notes, except that the Expected Reset Date shall be the sixth Business Day following such corresponding Remarketing Settlement Date; provided that the provisions of this Section 10.04 shall be applied only once.

         SECTION 10.05. Failed Remarketing; Mandatory Redemption. The Remarketing Agent shall give notice of any Failed Remarketing on the date such Failed Remarketing occurs or is deemed to have occurred, by 4:00 p.m., New York City time, on the date of such Failed Remarketing, to the Company, the Trustee, the Underwriter and the Paying Agent. In the case of any Failed

Remarketing, the Company shall redeem the Subordinated Notes in whole, but not in part, within three Business Days following the date such Failed Remarketing occurs or is deemed to occur as provided in Section 3.04.

         SECTION 10.06. Early Remarketing. If any of the following events (each, a "TRIGGER EVENT") shall have occurred:

           (a) the Closing Price of the Common Stock on any Trading Day, as determined by the Remarketing Agent, is less than the Trigger Price (a "STOCK PRICE TRIGGER EVENT");

           (b) a Cross Default shall have occurred but such Cross Default shall have ceased to be continuing (a "CURED DEFAULT TRIGGER EVENT"); or

           (c) the Company (i) shall have made a written request to the Underwriter to enter into a firm commitment underwriting of the Common Stock, and the Company and the Underwriter shall have substantially agreed to the terms of such underwriting in the manner described in Section 12 of the Forward Underwriting Agreement or (ii) shall have given notice to accelerate the Commencement Date in the manner described in Section 7 of the Forward Underwriting Agreement (an "UNDERWRITING TRIGGER EVENT");

then a Remarketing shall occur pursuant to Sections 10.02 and, if applicable,
Section 10.04, except that:

           (A) the Expected Reset Date shall be the sixth Business Day following the date such Trigger Event first occurs;

           (B) in the case of a Stock Price Trigger Event or a Cured Default Trigger Event, the Final Reset Date shall be the 15th day following the date such Trigger Event occurs, or the 20th day in the case of a Renewed Remarketing to which the provisions of Section 10.04 apply, but in no event later than the third scheduled Trading Day prior to November 10, 1999;

           (C) in the case of an Underwriting Trigger Event, the Final Reset Date shall be the 45th day following the date such Trigger Event occurs, but in no event later than the third scheduled Trading Day prior to November 10, 1999; and

           (D) notwithstanding the provisions of clauses (A), (B) and (C) above, if a Reset Date has already been established or a Remarketing has already taken place at the time such Trigger Event occurs, the Remarketing shall occur on such established Reset Date or settled on the corresponding Remarketing Settlement Date.

                                   ARTICLE 11

                         EVENTS OF DEFAULT; ACCELERATION

         SECTION 11.01. Events of Default. A Senior Bank Debt Acceleration shall be an Event of Default under Section 6.01(h) of the Base Indenture.

         SECTION 11.02. Acceleration. Notwithstanding the provisions of Section
6.02 of the Base Indenture, if a Senior Bank Debt Acceleration shall occur, the principal of, and any accrued interest on, all the Subordinated Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Subordinated Notes.

                                   ARTICLE 12

                                  MISCELLANEOUS

         SECTION 12.01. Ratification of Base Indenture; First Supplemental Indenture Controls. The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this First Supplemental Indenture shall supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

         SECTION 12.02. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

         SECTION 12.03. Governing Law. This First Supplemental Indenture and each Subordinated Note shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to its principles of conflicts of laws.

         SECTION 12.04. Severability. If any provision in the Base Indenture, this First Supplemental Indenture or in the Subordinated Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 12.05. Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Any signed copy shall be sufficient proof of this First Supplemental Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

                                        HERCULES INCORPORATED



                                        By    /s/ R. K. Elliott
                                              Name:    R. K. Elliott
                                              Title:   Chairman and Co-Chief
                                                       Executive Officer

                                        THE CHASE MANHATTAN BANK,
                                        as Trustee



                                        By    /s/ J D Heaney
                                              Name:    James D. Heaney
                                              Title:   Vice President

                                                                     EXHIBIT A-1

                           [FORM OF SUBORDINATED NOTE]

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) TO HERCULES INCORPORATED OR ANY SUBSIDIARY THEREOF,
(B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR (C) TO A SECONDARY PURCHASER (AS DEFINED IN THE AMENDED AND RESTATED TRUST AGREEMENT OF HERCULES TRUST V DATED AS OF NOVEMBER 12, 1998 (AS AMENDED FROM TIME TO TIME, THE "TRUST AGREEMENT")) THAT HAS ENTERED INTO A SECONDARY PURCHASE AGREEMENT (AS DEFINED IN THE TRUST AGREEMENT) WITH THE TRUST,
(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND AND
(4) AGREES WITH RESPECT TO ANY TRANSFER OCCURRING PRIOR TO THE REMARKETING DATE ON WHICH REPLACEMENT NOTES ARE ISSUED TO ANY PERSON OTHER THAN THE PROPERTY TRUSTEE, TO PROVIDE TO THE INDENTURE TRUSTEE A DULY EXECUTED CERTIFICATE SUBSTANTIALLY TO THE EFFECT OF CLAUSES (1), (2) AND (3), ABOVE. AT THE REQUEST OF THE HOLDER, THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO THE SALE OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT.

FROM AND AFTER THE REMARKETING SETTLEMENT DATE ON WHICH REPLACEMENT NOTES ARE ISSUED TO ANY PERSON OTHER THAN THE PROPERTY TRUSTEE, THIS CERTIFICATE SHALL REPRESENT ONLY THE RIGHT TO RECEIVE THE REMARKETING PRICE, AS PROVIDED IN THE TRUST AGREEMENT, AND SHALL NO LONGER REPRESENT AN OBLIGATION OF THE COMPANY.


                                      A1-1

THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY WILL BE PROMPTLY MADE AVAILABLE UPON REQUEST TO THE VICE PRESIDENT - TAXES (AT (302) 594-5887) OR THE SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER (AT (302) 594-5175), HERCULES INCORPORATED, HERCULES PLAZA, 1313 NORTH MARKET STREET, WILMINGTON, DE 19894-0001.


                                      A1-2

No.                                                        CUSIP NO.




                              HERCULES INCORPORATED

              AUCTION RATE RESET JUNIOR SUBORDINATED NOTE SERIES A

                  Hercules Incorporated, a Delaware corporation (the "COMPANY", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay the principal sum of
_________ Dollars ($     ) on November 10, 1999, or such other date as may be
provided pursuant to the terms of the Indenture.

           (a) Interest on the principal amount of this Subordinated Note will accrue and be payable at a rate (the "INTEREST RATE") per annum equal to

                   (i) from and including the date of issuance to but excluding the date on which the principal amount of this Subordinated Note becomes due upon the maturity, acceleration or redemption thereof, LIBOR plus 175 basis points, compounded quarterly;

                  (ii) except as provided in clause (iii) below, from and including the Remarketing Settlement Date on which Replacement Notes are issued to but excluding the date on which the principal amount of the Subordinated Notes becomes due upon the maturity, acceleration or redemption thereof, the Winning Bid Rate, compounded quarterly; and

                 (iii) if the Company fails to pay the principal amount due upon the maturity, acceleration or redemption of this Subordinated Notes on the date such amount becomes due (other than as a result of an acceleration pursuant to Section 6.01(e) or (f) of the Base Indenture), from and including such due date to but excluding the date of actual payment by the Company, the Default Rate, compounded quarterly.

Interest that is not paid when due will bear additional interest thereon compounded quarterly at the applicable periodic Interest Rate (to the extent permitted by applicable law). The term "INTEREST", as used herein, includes any such additional interest and Additional Interest unless otherwise stated.


                                      A1-3

           (b) Until the Remarketing Settlement Date on which Replacement Notes are issued, interest on this Subordinated Note will be cumulative, will be payable quarterly in arrears on February 12, May 12, August 12 and November 12 of each year, commencing February 12, 1999, and on such Remarketing Settlement Date (each, a "PRE-REMARKETING INTEREST PAYMENT DATE"), will accumulate from and including the most recent date to which interest has been paid or, if no interest has been paid, from November 12, 1998, to but excluding the related Pre-Remarketing Interest Payment Date, except as otherwise described below.

         The Interest Rate in effect for the period from and including November 12, 1998 to but excluding February 12, 1999 shall be the rate determined by the Calculation Agent two London Banking Days prior to November 12, 1998 and shall equal LIBOR plus 175 basis points. The Interest Rate in effect thereafter, for each quarterly period from and including the immediately preceding Pre-Remarketing Interest Payment Date to but excluding the applicable Pre-Remarketing Interest Payment Date, shall be determined by the Calculation Agent two London Banking Days prior to such immediately preceding Pre-Remarketing Interest Payment Date and shall equal LIBOR plus 175 basis points. The amount of interest payable for any quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the last sentence of this paragraph, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. If a Pre-Remarketing Interest Payment Date is not a Business Day, then such Pre-Remarketing Interest Payment Date will be the next succeeding Business Day, except if such Business Day is in the next succeeding calendar month, such Pre-Remarketing Interest Payment Date will be the immediately preceding Business Day.

         As used herein, "LONDON BANKING DAY" means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

           (c) From and including the Remarketing Settlement Date on which Replacement Notes are issued, interest on the Replacement Notes will be cumulative, will be payable quarterly in arrears on February 12, May 12, August 12 and November 12 of each year, commencing on the Remarketing Settlement Date, and on the Maturity Date (each, an "INTEREST PAYMENT DATE"), will accumulate from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Remarketing Settlement Date, to but excluding the related Interest Payment Date, except as otherwise described below. The amount of interest payable for any quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the last sentence of this paragraph, the amount of interest payable for any period


                                      A1-4
shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. If an Interest Payment Date is not a Business Day, then such Interest Payment Date will be the next succeeding Business Day, except if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day.

           (d) Interest shall be paid to the Person in whose name this Subordinated Note or any predecessor Subordinated Note is registered on the books and records of the Company at the close of business on the Regular Record Date for such interest installment, which shall be fifteen (15) days prior to a Pre-Remarketing Interest Payment Date (the "PRE-REMARKETING REGULAR RECORD DATE"). Notwithstanding the foregoing, so long as the Holder of this Subordinated Note is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Subordinated Note will be made at such place and to such account as may be designated by the Property Trustee.

         The indebtedness evidenced by this Subordinated Note is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all existing and future Senior Indebtedness, and this Subordinated Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Subordinated Note, by accepting the same,
(a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         This Subordinated Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Subordinated Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.


                                      A1-5

                  IN WITNESS WHEREOF, the Company has caused this instrument to be executed.



                                                  HERCULES INCORPORATED



                                        By:
                                                  Name:
                                                  Title

Attest:


By:
       Name:
       Title:


                                      A1-6

                     [FORM OF CERTIFICATE OF AUTHENTICATION]

                          CERTIFICATE OF AUTHENTICATION


This is one of the Subordinated Notes of the series of Debentures described in the within-mentioned Indenture.

Dated:

THE CHASE MANHATTAN BANK,
as Trustee                                           or as Authentication Agent



By                                                   By
       Authorized Signatory                               Authorized Signatory


                                      A1-7

                            [FORM OF REVERSE OF NOTE]

         This Subordinated Note is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "DEBENTURES"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to a Junior Subordinated Debenture Indenture dated as of November 12, 1998, duly executed and delivered between the Company and The Chase Manhattan Bank, as Trustee (the "TRUSTEE"), as supplemented by the First Supplemental Indenture dated as of November 12, 1998, between the Company and the Trustee (the Indenture as so supplemented, the "INDENTURE"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Subordinated Notes. By the terms of the Indenture, the Debentures are issuable thereunder in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount as specified in said First Supplemental Indenture and herein sometimes referred to as the "SUBORDINATED NOTES."

         Because of the occurrence and continuation of a Special Event or a Failed Remarketing, in certain circumstances, this Subordinated Note may become due and payable at the principal amount together with any interest accrued thereon (the "REDEMPTION PRICE"). The Redemption Price shall be paid prior to 12:00 noon, New York City time, on the date of such redemption or at such earlier time as the Company determines.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Subordinated Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of at least a majority in aggregate principal amount of the Debentures of each series affected thereby then outstanding (and, in the case of any series of Debentures held as assets of a Trust and with respect to which a Dissolution Event has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such Trust as may be required under the Trust Agreement), as defined in the Indenture, to reduce the principal amount of such Debentures; reduce the percentage of the principal amount of such Debentures the Holders of which must consent to an amendment of this Indenture or a waiver; change (i) the stated maturity of the principal of or the interest on such Debentures, or (ii) the rate of interest (or the manner of calculation thereof) on such Debentures, change adversely to the


                                      A1-8

Holders the redemption, conversion or exchange provisions applicable to such Debentures, if any; change the currency in respect of which the payments on such Debentures are to be made; make any change in the Subordination provisions of the Indenture (Article 10) that adversely affects the rights of the Holders of the Debentures or any change to any other Section hereof that adversely affects their rights; or change the direct action rights of holders of Preferred Securities; provided that, in the case of the outstanding Debentures of a series then held by a Trust, no such amendment shall be made that adversely affects the holders of the Preferred Securities of that Trust, and no waiver of any Event of Default with respect to the Debentures of that series or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the outstanding Preferred Securities of that Trust or the holder of each such Preferred Security, as applicable.

         A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Debentures, or which modifies the rights of the Holders of Debentures of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debentures of any other series.

         No reference herein to the Indenture and no provision of this Subordinated Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Subordinated Note at the time and place and at the rate or rates and in the currency herein prescribed.

         As provided in the Indenture and subject to certain limitations herein and therein set forth, this Subordinated Note is transferable by the registered Holder hereof on the Register of the Company, upon surrender of this Subordinated Note for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Subordinated Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Subordinated Note, the Company, the Trustee, any paying agent and the Registrar may deem


                                      A1-9
and treat the registered holder hereof as the absolute owner hereof (whether or not this Subordinated Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Subordinated Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         The Subordinated Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 thereof. The Subordinated Notes may be transferred or exchanged only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof, and any attempted transfer, sale or other disposition of Subordinated Notes in a denomination of less than $100,000 shall be deemed void and of no legal effect whatsoever.

         All terms used in this Subordinated Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THE INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.


                                     A1-10

                                                                     EXHIBIT A-2



                           [FORM OF REPLACEMENT NOTE]


         IF THE NOTE IS TO BE A GLOBAL NOTE, INSERT THE FOLLOWING--This Note is a Book-Entry Note within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This
Note is exchangeable for Subordinated Notes registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

         Unless this Note is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) TO HERCULES INCORPORATED OR ANY SUBSIDIARY THEREOF OR (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AT THE REQUEST OF THE HOLDER, THIS LEGEND


                                      A2-1

WILL BE REMOVED AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO THE SALE OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT AND (4) AGREES WITH RESPECT TO ANY TRANSFER OCCURRING PRIOR TO THE REMARKETING DATE ON WHICH REPLACEMENT NOTES ARE ISSUED, TO PROVIDE TO THE INDENTURE TRUSTEE A DULY EXECUTED CERTIFICATE SUBSTANTIALLY TO THE EFFECT OF CLAUSES (1), (2) AND
(3), ABOVE.

THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD TO MATURITY WILL BE PROMPTLY MADE AVAILABLE UPON REQUEST TO THE VICE PRESIDENT - TAXES (AT (302) 594-5887) OR THE SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER (AT (302) 594-5175), HERCULES INCORPORATED, HERCULES PLAZA, 1313 NORTH MARKET STREET, WILMINGTON, DE 19894-0001.


                                      A2-2

No.                                                  CUSIP NO.


                              HERCULES INCORPORATED

              AUCTION RATE RESET JUNIOR SUBORDINATED NOTE SERIES A
                                REPLACEMENT NOTE

         Hercules Incorporated, a Delaware corporation (the "COMPANY", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay the principal sum of _________
Dollars ($      ) on the Maturity Date or such earlier date as may be provided pursuant to the terms of the Indenture.

         Interest on the principal amount of this Subordinated Note will accrue and be payable at a rate (the "INTEREST RATE") per annum equal to (i) from and including the date of issuance to but excluding the date such principal amount is paid, the Winning Bid Rate, compounded quarterly; and (ii) notwithstanding clause (i) above, if the Company fails to pay the principal amount on the date such amount becomes due, then from and including such due date to but excluding the date such principal amount is paid, the Default Rate, compounded quarterly, but only to the extent permitted by applicable law.

Interest that is not paid when due will bear additional interest thereon compounded quarterly at the applicable periodic Interest Rate specified above (to the extent permitted by applicable law). The term "INTEREST", as used herein, includes any such additional interest and Additional Interest unless otherwise stated.

         From and including the date of issuance, interest on this Replacement Note will be cumulative, will be payable quarterly in arrears on February 12, May 12, August 12 and November 12 of each year, commencing on the Remarketing Settlement Date, and on the Maturity Date (each, an "INTEREST PAYMENT DATE"), will accumulate from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance, to but excluding the related Interest Payment Date, except as otherwise described below. The amount of interest payable for any quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the last sentence of this paragraph, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. If an Interest Payment Date is not a Business Day, then such Interest Payment Date will be the next succeeding Business Day, except if such Business Day is in the next


                                      A2-3
succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day.

         Interest shall be paid to the Person in whose name the Subordinated Note or any predecessor Subordinated Note is registered on the books and records of the Company at the close of business on the Regular Record Date for such interest installment, which, in respect of (iii) Subordinated Notes of which the Property Trustee is the Holder and the related Preferred Securities are in book-entry only form or (iv) a Global Subordinated Note, shall be the close of business on the Business Day next preceding that Interest Payment Date (the "REGULAR RECORD DATE"). If the Subordinated Notes are not represented by a Global Subordinated Note, the Regular Record Date for such interest installment shall be fifteen (15) days prior to an Interest Payment Date. Notwithstanding the foregoing, so long as the Holder of this Subordinated Note is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Subordinated Note will be made at such place and to such account as may be designated by the Property Trustee.

         The indebtedness evidenced by this Subordinated Note is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all existing and future Senior Indebtedness, and this Subordinated Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Subordinated Note, by accepting the same,
(a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         This Subordinated Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Subordinated Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.


                                      A2-4

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

                                            HERCULES INCORPORATED



                                            By:
                                                  Name:
                                                  Title

Attest:


By:
       Name:
       Title:


                                      A2-5

                     [FORM OF CERTIFICATE OF AUTHENTICATION]

                          CERTIFICATE OF AUTHENTICATION


This is one of the Subordinated Notes of the series of Debentures described in the within-mentioned Indenture.

Dated:

THE CHASE MANHATTAN BANK,
as Trustee                                           or as Authentication Agent



By                                                   By
       Authorized Signatory                               Authorized Signatory


                                      A2-6

                            [FORM OF REVERSE OF NOTE]

         This Subordinated Note is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "DEBENTURES"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to a Junior Subordinated Debenture Indenture dated as of November 12, 1998, duly executed and delivered between the Company and The Chase Manhattan Bank, as Trustee (the "TRUSTEE"), as supplemented by the First Supplemental Indenture dated as of November 12, 1998, between the Company and the Trustee (the Indenture as so supplemented, the "INDENTURE"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Subordinated Notes. By the terms of the Indenture, the Debentures are issuable thereunder in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount as specified in said First Supplemental Indenture and herein sometimes referred to as the "SUBORDINATED NOTES."

         Because of the occurrence and continuation of a Special Event, in certain circumstances, this Subordinated Note may become due and payable at the principal amount together with any interest accrued thereon (the "REDEMPTION PRICE"). The Redemption Price shall be paid prior to 12:00 noon, New York City time, on the date of such redemption or at such earlier time as the Company determines.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Subordinated Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of at least a majority in aggregate principal amount of the Debentures of each series affected thereby then outstanding (and, in the case of any series of Debentures held as assets of a Trust and with respect to which a Dissolution Event has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such Trust as may be required under the Trust Agreement), as defined in the Indenture, to reduce the principal amount of such Debentures; reduce the percentage of the principal amount of such Debentures the Holders of which must consent to an amendment of this Indenture or a waiver; change (i) the stated maturity of the principal of or the interest on such Debentures, or (ii) the rate of interest (or the manner of calculation thereof) on such Debentures, change adversely to the


                                      A2-7

Holders the redemption, conversion or exchange provisions applicable to such Debentures, if any; change the currency in respect of which the payments on such Debentures are to be made; make any change in the Subordination provisions of the Indenture (Article 10) that adversely affects the rights of the Holders of the Debentures or any change to any other Section hereof that adversely affects their rights; or change the direct action rights of holders of Preferred Securities; provided that, in the case of the outstanding Debentures of a series then held by a Trust, no such amendment shall be made that adversely affects the holders of the Preferred Securities of that Trust, and no waiver of any Event of Default with respect to the Debentures of that series or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the outstanding Preferred Securities of that Trust or the holder of each such Preferred Security, as applicable.

         A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Debentures, or which modifies the rights of the Holders of Debentures of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debentures of any other series.

         No reference herein to the Indenture and no provision of this Subordinated Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Subordinated Note at the time and place and at the rate or rates and in the currency herein prescribed.

         As provided in the Indenture and subject to certain limitations herein and therein set forth, this Subordinated Note is transferable by the registered Holder hereof on the Register of the Company, upon surrender of this Subordinated Note for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Subordinated Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Subordinated Note, the Company, the Trustee, any paying agent and the Registrar may deem


                                      A2-8
and treat the registered holder hereof as the absolute owner hereof (whether or not this Subordinated Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Subordinated Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         The Subordinated Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 thereof. The Subordinated Notes may be transferred or exchanged only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof, and any attempted transfer, sale or other disposition of Subordinated Notes in a denomination of less than $100,000 shall be deemed void and of no legal effect whatsoever. This Global Subordinated Note is exchangeable for Subordinated Notes in definitive form only under certain limited circumstances set forth in the Indenture.

         All terms used in this Subordinated Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THE INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.


                                      A2-9